                                                                     EXHIBIT 5.1


                             PORTER & HEDGES, L.L.P.
                         ATTORNEYS AND COUNSELORS AT LAW
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764
                                     ----------             MAILING ADDRESS:
                              TELECOPIER (713) 228-1331      P.O. BOX 4744
                              TELEPHONE (713) 226-0600    HOUSTON, TX 77210-4744


                                 April 29, 2004



Mission Resources Corporation
1331 Lamar Street, Suite 1455
Houston, Texas 77010-3039

Gentlemen:

         We have acted as counsel to Mission Resources Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 12,562,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be offered and sold from time to time by selling stockholders of the Company.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that the 12,562,000 shares of Common Stock to be offered and sold pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. This opinion supersedes our opinion on this matter dated March 26, 2004.

                                                Very truly yours,

                                                /s/ Porter & Hedges, L.L.P.

                                                PORTER & HEDGES, L.L.P.